                                                               EXHIBIT (h)(5)(i)

                              SCHEDULE OF APPROVALS

                               WITH RESPECT TO THE

                              AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                               ING MAYFLOWER TRUST

                                       AND

                             ING FUNDS SERVICES, LLC
                         (FORMERLY PILGRIM GROUP, INC.)

        FUNDS                                ANNUAL ADMINISTRATIVE FEE
        -----                                -------------------------
                                   (as a percentage of average daily net assets)
ING Growth + Value Fund                               0.10%

ING International Value Fund                          0.10%